UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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WASHINGTON TRUST BANCORP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPPLEMENT TO DEFINITIVE PROXY STATEMENT DATED MARCH 17, 2026
FOR THE 2026 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON TUESDAY, APRIL 28, 2026

This supplement (the “Supplement”) amends and supplements the Proxy Statement of Washington Trust Bancorp, Inc., (the “Corporation”) filed with the Securities and Exchange Commission (the “SEC”) on March 17, 2026 (the “Proxy Statement”), and provided to shareholders of the Corporation in connection with the Corporation’s 2026 Annual Meeting of Shareholders to be held on Tuesday, April 28, 2026. This Supplement is being filed with the SEC and is being made available to shareholders on or about April 9, 2026. Capitalized terms used in this Supplement, but not defined herein, shall have the meaning set forth in the Proxy Statement.
Additional Information Related to Proposal 3: The approval of an amendment to the Washington Trust Bancorp, Inc. 2022 Long Term Incentive Plan to increase the number of shares of common stock available for issuance under the plan by 675,000 shares.
On April 7, 2026, the Corporation’s Board of Directors determined to revise the proposed amendment to the Washington Trust Bancorp, Inc. 2022 Long Term Incentive Plan (the “Plan”) to reduce the proposed increase in the maximum number of additional shares of the Corporation’s common stock, par value $0.0625 per share (“Common Stock”), authorized for issuance under the Plan from 675,000 to 500,000 (the “Revised Amendment”). If Proposal 3 is approved, the maximum number of shares of Common Stock authorized for issuance under the Plan would be 1,100,000 shares.
In addition, the Corporation wishes to provide updated information regarding outstanding awards under the Plan. The following table includes information regarding outstanding equity awards and shares available for future awards under the Plan as of March 31, 2026, without giving effect to approval of the Amendment:

	2022 Plan
Total shares underlying outstanding stock options	219,404	(a)
Total shares underlying outstanding unvested time-based full value awards	210,589
Total shares underlying outstanding unearned and unvested performance-based full value awards	282,366	(b)
Total shares underlying all outstanding awards	712,359
Total shares currently available for grant under the 2022 Long Term Equity Incentive Plan	33,750	(c)
Common Stock outstanding as of March 31, 2026	19,040,844
(a) Stock options outstanding as of March 31, 2026, had a weighted-average exercise price of $34.25 and a weighted-average remaining term of 8.02 years. There are no outstanding stock appreciation rights.
(b) Reflects the maximum number of shares that may be issued under performance-based awards. Actual awards may be different.
(c) Represents the total number of shares available for future awards under the 2022 Long Term Incentive Plan, which is the only equity compensation plan with available shares remaining for future grants as of March 31, 2026.
_______________________
Based solely on the closing price of the Common Stock as reported by Nasdaq on March 31, 2026 and the maximum number of shares that would have been available for awards as of such date under the Plan, as amended by the Revised Amendment, the maximum aggregate market value of the Common Stock that could potentially be issued as awards is $17,859,275.
The text of the Revised Amendment is attached hereto as Exhibit A.
The Board of Directors unanimously recommends that shareholders vote “FOR” Proposal 3, as amended by this Supplement.

Except as specifically supplemented by the information contained herein, all information set forth in the Proxy Statement remains unchanged. From and after the date of this Supplement, all references to the “Proxy Statement” are to the Proxy Statement as supplemented by this Supplement. The Proxy Statement contains important information, and this Supplement should be read in conjunction with the Proxy Statement.
IF YOU HAVE ALREADY SUBMITTED YOUR PROXY TO VOTE YOUR SHARES AND DO NOT WISH TO CHANGE YOUR VOTE, YOU DO NOT NEED TO DO ANYTHING. YOUR VOTE WILL BE TABULATED AS YOU PREVIOUSLY INSTRUCTED. YOU MAY CHANGE YOUR VOTE BY SUBMITTING A LATER DATED PROXY.
You may revoke your proxy with respect to any matter to be voted on at the Annual Meeting at any time before the vote is taken on such matter as described in the Proxy Statement.

EXHIBIT A

AMENDMENT NO. 1 TO THE
WASHINGTON TRUST BANCORP, INC.
2022 LONG TERM INCENTIVE PLAN
WHEREAS, Washington Trust Bancorp, Inc. (the “Corporation”) maintains the Washington Trust Bancorp, Inc. 2022 Long Term Incentive Plan (the “Equity Plan”), which was previously adopted by the Board of Directors of the Corporation (the “Board”) and approved by the shareholders of the Corporation; and
WHEREAS, the Board has determined that it is in the best interest of the Corporation to amend the Equity Plan as set forth in this Amendment No. 1 (this “Amendment”).
NOW, THEREFORE, the Equity Plan is amended as follows:
1.Section 3(a) of the Equity Plan is hereby deleted in its entirety and replaced with the following:
“(a) Stock Issuable. The maximum number of shares of Stock reserved and available for issuance under the Plan shall be 1,100,000 shares, subject to adjustment as provided in this Section 3. For purposes of this limitation, the shares of Stock underlying any awards under the Plan and under the Corporation’s 2013 Stock Option and Incentive Plan (the “Prior Plan”) that are forfeited, canceled or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan and, to the extent permitted under Section 422 of the Code and the regulations promulgated thereunder, the shares of Stock that may be issued as Incentive Stock Options. Shares of Stock shall not be deemed to have been issued pursuant to the Plan (and shall again be available for issuance under the Plan) with respect to any portion of an Award (or, after the Effective Date, an award under the Prior Plan) that is settled in cash (other than in the case of Options or Stock Appreciation Rights, in which case shares of Stock having a Fair Market Value equal to the cash delivered shall be deemed issued pursuant to the Plan). Upon the exercise of a Stock Appreciation Right (or, after the Effective Date, exercise of a Stock Appreciation Right that was granted under the Prior Plan), the gross number of shares for which the Stock Appreciation Right is exercised shall be deemed issued and shall not again be available for issuance under the Plan. Any Shares that are withheld by the Company or tendered by a grantee (by either actual delivery or attestation) on or after the Effective Date (i) to pay the exercise price of an Option granted under the Plan or the Prior Plan or (ii) to satisfy tax withholding obligations associated with an Option or Stock Appreciation Right granted under the Plan or the Prior Plan, shall not become available again for grant under the Plan. Any Shares that were purchased by the Company on the open market on or after the Effective Date with the proceeds from the exercise of an Option granted under the Plan or the Prior Plan shall not become available for grant under the Plan. In the event that after the Effective Date, withholding tax liabilities arising in connection with an Award (other than an Option or Stock Appreciation Right) under this Plan or the Prior Plan are satisfied by the tendering of shares of Stock (either actually or by attestation) or by the withholding of shares by the Corporation, then in each such case (other than in the case of such shares tendered or withheld in connection with the exercise of Options or Stock Appreciation Rights) the shares of Stock so tendered or withheld shall be added to the shares available for grant under the Plan on a one-for-one basis. Subject to such overall limitations, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that no more than 1,100,000 shares of the Stock may be issued in the form of Incentive Stock Options. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Corporation. After the Effective Date of the Plan, no further awards shall be granted under the Corporation’s 2013 Stock Option and Incentive Plan.”
1.Effective Date of Amendment. This Amendment shall become effective upon the date that it is approved by the Corporation’s shareholders in accordance with applicable laws and regulations.
2.Other Provisions. Except as set forth above, all other provisions of the Equity Plan shall remain unchanged.
3.Governing Law. This Amendment shall be governed by and construed in accordance with the laws and judicial decisions of the State of Rhode Island.